CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to incorporation by reference of our report dated February 12, 1999 and to all references to our Firm, in post-effective Amendment Number 12 and Amendment Number 14 to Registration Statement File Numbers 333-37367 under the Securities Act of 1933 and 811-8419 under the Investment Company Act of 1940, respectively.

                                        /s/ Arthur Andersen


San Francisco, California
April 22, 1999